Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

       __________________________________________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                RIGHTCHOICE MANAGED CARE, INC.
     (Exact Name of Registrant as Specified in Its Charter)



             Missouri                                  43-1674052
   (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

    1831 Chestnut Street, St. Louis, Missouri          63103-2275
    (Address of Principal Executive Offices)           (Zip Code)


        RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan
                      (Full Title of the Plan)

                        ANGELA F. BRALY, Esq.
    Executive Vice President, General Counsel and Corporate Secretary
                   RightCHOICE Managed Care, Inc.
         1831 Chestnut Street, St. Louis, Missouri 63103-2275
                          (314) 923-4430
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                CALCULATION OF REGISTRATION FEE
                                                    Proposed
     Title of                          Proposed      Maximum
    Securities                         Maximum      Aggregate      Amount of
 to be Registered    Amount to be  Offering Price    Offering     Registration
                     Registered(1)  Per Share(2)     Price(2)         Fee
Class A Common Stock   500,000        $11.3750     $5,687,500      $1,581.13
($0.01 par value)

     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also be deemed to cover any additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

     (2) The Securities registered hereunder are to be offered pursuant to the RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan. The amount set forth herein is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1). Pursuant to Rule 457(c), the amount set forth herein represents the average of the high and low prices of the Registrant's Common Stock as of July 28, 1999.

                            STATEMENT

This Registration Statement on Form S-8 relating to the Registrant's 1994 Equity Incentive Plan (the "Plan") is being filed to register additional securities of the same class as other securities, for which an earlier-filed Registration Statement on Form S-8 relating to the Plan is effective. Pursuant to Instruction E of Form S-8, the contents of such earlier Registration Statement (No. 333-33293) are incorporated herein by reference.


  PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

RightCHOICE Managed Care, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

(a) the Registrant's annual report on Form 10-K for the year ended December 31, 1998;

(b) the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1999; and

(c) the description of the Class A Common Stock, $.01 par value, of the Registrant contained in the Registrant's Registration
     Statement on Form 8-A (No. 1-13248).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except that any information included in any such document in response to Item 402(i), (k) or
(l) of Regulation S-K shall not be deemed to constitute a part of this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5.  Interests of Counsel and Named Experts.

     The validity of the shares of the Registrant's Class A Common Stock registered pursuant to this Registration Statement and certain other legal matters have been passed upon for the Corporation by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri. As of June 29, 1999, members of, and attorneys employed by Lewis, Rice & Fingersh, L.C. owned directly or indirectly 4,000 shares of the Corporation's Common Stock.

Item 8.  Exhibits.

     The following exhibits are submitted herewith or incorporated by reference herein:

Exhibit No.    Exhibit

   5           Opinion of Lewis, Rice & Fingersh, L.C.

  23(a)        Consent of Lewis, Rice & Fingersh, L.C.
               (contained in opinion filed herewith as Exhibit 5).

  23(b)        Consent of PricewaterhouseCoopers LLP.

  24           Powers of Attorney.


                           SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, as of July 29, 1999.


                              RIGHTCHOICE MANAGED CARE, INC.


                              By  /s/ John A. O'Rourke
                                  John A. O'Rourke
                                  President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                       Title                               Date


/s/ John A. O'Rourke       President, Chief Executive          July 29, 1999
John A. O'Rourke           Officer, and Director
                           (principal executive officer)


/s/ Sandra Van Trease      Senior Executive Vice President     July 29, 1999
Sandra Van Trease          and Chief Financial Officer and
                           Chief Operating Officer (principal
                           financial and accounting officer)


        *                  Director                            July 29, 1999
Norman J. Tice


        *                  Director                            July 29, 1999
William H. T. Bush


        *                  Director                            July 29, 1999
Ronald G. Evens, M.D.



        *                  Director                            July 29, 1999
Earle H. Harbison, Jr.



        *                  Director                            July 29, 1999
Roger B. Porter, Ph.D.



        *                  Director                            July 29, 1999
Gloria W. White



*By:/s/  Angela F. Braly
   _________________
  Attorney-in-fact




                 RIGHTCHOICE MANAGED CARE, INC.
                 FORM S-8 REGISTRATION STATEMENT

                          Exhibit Index


Exhibit No.    Exhibit

   5           Opinion of Lewis, Rice & Fingersh, L.C.

  23(a)        Consent of Lewis, Rice & Fingersh, L.C.
               (contained in opinion filed herewith as
               Exhibit 5).

  23(b)        Consent of PricewaterhouseCoopers LLP.

  24           Powers of Attorney.